EXHIBIT 99.3
FARMERS NATIONAL BANC CORP.
REQUEST FOR CHANGE
DIVIDEND REINVESTMENT PLAN SAFEKEEPING ACCOUNT
Please make the following change(s) in my Dividend Reinvestment Plan Safekeeping Account:
☐	Withdraw and issue ___ shares from my Dividend Reinvestment Plan Safekeeping Account and mail certificate to the address below.

☐	Deposit certificate(s) no(s). totaling shares to my Dividend Reinvestment Plan Safekeeping Account.

☐	Transfer shares from account no. in the name(s) of to account no. in the name(s) of .

☐	Terminate my participation in the Dividend Reinvestment Plan. Please issue a certificate for full shares and a check for fractional shares and mail to address below.

☐	Change the address on account no. in the name(s) of . (New address is listed below.)

Date:
*Signature

Signature

Address:	SIGNATURE GUARANTEED:

FNBC change by ___ Date _________

*	If the shares are registered in more than one name (i.e., joint tenants, trustee, etc.), all registered holdersmust sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.